Exhibit 99.1

Investor Contact: Kimberly Perez

SVP & Chief Accounting Officer

813.421.7694

investorrelations@walterinvestment.com

FOR IMMEDIATE RELEASE

Walter Investment Management Corp. Receives Continued Listing Standard Notice from the NYSE

FORT WASHINGTON, Pa., August 16, 2017 — Walter Investment Management Corp. (the “Company”) (NYSE: WAC.BC) announced today that on August 11, 2017 it received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Company was considered to be non-compliant with the continued listing standards set forth under Rule 802.01B of the NYSE Listed Company Manual because the average market capitalization of the Company’s common stock was less than $50 million over a consecutive 30 trading-day period, while its last reported stockholders’ equity was less than $50 million.

As a result of the Notice, the Company became subject to the procedures set forth in Rule 802.02 of the NYSE Listed Company Manual. In accordance with such procedures, on or before August 25, 2017, the Company plans to acknowledge receipt of the Notice and notify the NYSE of its intention to submit a business plan (the “Plan”) on or before September 25, 2017, which will set forth the Company’s plan to regain compliance with the relevant listing standards. The NYSE will have 45 days after receipt of the Plan to review such Plan and determine whether the Company has made a reasonable demonstration of its ability to regain compliance within the 18-month period ending February 11, 2019. If the Plan is accepted by the NYSE, the Company’s shares will continue to be listed and traded on the NYSE, subject to the NYSE’s quarterly monitoring of the Company’s compliance with the Plan and other NYSE continued listing standards. If the Plan is not accepted by the NYSE, or if the Company fails to maintain compliance with the Plan, the Company’s shares may be subject to suspension and delisting.

The Company intends to take steps to remedy the listing deficiencies in a timely manner; however, no assurance can be given that the Company will be able to regain compliance with the applicable listing standards or otherwise maintain compliance with the other continued listing standards set forth in the NYSE Listed Company Manual.

Receipt of the Notice by the Company is not a violation of the terms of, and does not constitute a default or event of default under, any of the Company’s material debt or other obligations.

About Walter Investment Management Corp.

Walter Investment Management Corp. is an independent servicer and originator of mortgage loans and servicer of reverse mortgage loans. Based in Fort Washington, Pennsylvania, the Company has approximately 4,400 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com. The information on the Company’s website is not a part of this release.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” “targets,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. If trading in the Company’s common stock was to be suspended on the NYSE or the stock were to be delisted from the NYSE for any reason, it could have a material adverse effect on the Company’s business, results of operations, financial condition, liquidity and stock price. For example, delisting could: negatively impact the trading price, trading volume and liquidity of, and have other material adverse effects on, the Company’s common stock; have negative implications on the Company’s ability to implement its previously announced debt restructuring initiative; have negative implications on the Company’s business relationships with lenders and other counterparties; impair the Company’s ability to execute on its operational and strategic goals, raise additional capital and attract and retain employees by means of equity compensation; or lead to an event of default under the terms of, and/or acceleration of, a material amount of the Company’s indebtedness.

Important assumptions and other important factors that could cause actual results to differ materially from those implied by the forward-looking statements in this press release include, but are not limited to, those factors, risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 (and in any amendments thereto), and in our other filings with the Securities and Exchange Commission.

In addition, this press release may contain statements of opinion or belief concerning market conditions and similar matters. In certain instances, those opinions and beliefs could be based upon general observations by members of our management, anecdotal evidence and/or our experience in the conduct of our business, without specific investigation or statistical analyses. Therefore, while such statements reflect our view of the industries and markets in which we are involved, they should not be viewed as reflecting verifiable views and such views may not be shared by all who are involved in those industries or markets.